Exhibit 99.3

EXPLANATORY NOTE

R&G Financial Corporation (“R&G Financial”) is providing, in connection with the filing on June 12, 2009 in a Current Report on Form 8-K (the “Form 8-K”) of its audited consolidated financial statements for the years ended December 31, 2007, 2006 and 2005, the following discussion on some of the more important risk factors facing it. On November 2, 2007, R&G Financial filed with the Securities and Exchange Commission (“SEC”) its amended Annual Report for the year ended December 31, 2004 on Form 10-K/A, which included its restated audited consolidated financial statements for the years ended December 31, 2004, 2003 and 2002 and certain information for prior periods required to be included in the Company’s 2004 Annual Report on Form 10-K (the “restatement”). R&G Financial is working to complete its consolidated financial statements for the year ended December 31, 2008 and subsequent periods, and the pending annual and quarterly reports on Form 10-K and Form 10-Q for periods subsequent to December 31, 2004, as soon as practicable. R&G Financial is expressing no view as to when audited consolidated financial statements for 2008 and such subsequent periods will be publicly available. For further information about R&G Financial, please refer to the audited consolidated financial statements for the years ended December 31, 2007, 2006 and 2005, which are contained in the Form 8-K.

Unless otherwise indicated or unless the context requires otherwise, all references to “we,” “us,” “our,” or similar references mean R&G Financial.

RISK FACTORS

R&G Financial faces a variety of risks that are substantial and inherent to its businesses, including market, liquidity, credit, operational, legal and regulatory risks. The following discussion sets forth some of the more important factors that could affect our business. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may adversely affect our business, financial condition or results of operation.

We continue to explore strategic and other transactions to raise additional liquidity and capital at our holding company but there can be no assurance that we will be successful.

Our liquidity and capital positions at the holding company have been materially affected by a number of factors, including the restatement and the related Orders described below, the ongoing economic recession in Puerto Rico, the delay in filing our periodic reports with the SEC, our lack of access to our traditional credit providers and the extreme volatility and disruption in the capital and credit markets. As a holding company, we are a legal entity separate and distinct from our banking subsidiary, R-G Premier Bank of Puerto Rico (“Premier Bank”), and our other principal subsidiary R&G Mortgage Corp. (“R&G Mortgage”). As of December 31, 2008 and March 31, 2009, our consolidated Tier 1 leverage capital ratio fell below the minimum regulatory ratio for capital adequacy applicable to us as a bank holding company. Failure by the holding company to meet capital standards initiates certain mandatory requirements by our regulators and, possibly, additional discretionary actions by them that, if undertaken, could have a material adverse effect on us.

Liquidity is crucial to our business. We need liquidity to, among other things, pay our operating expenses, interest on a secured term loan by a commercial bank to our business unit, R&G International, and distributions on our trust preferred securities. Our principal sources of cash flow are dividends from our subsidiaries and funds raised in sales or pledges of assets or other capital market transactions. As a result of restrictions imposed in March 2006 by our banking regulators under the Orders, Premier Bank is unable to pay dividends to the holding company without prior regulatory approval. Premier Bank has not paid dividends to the holding company since the implementation of the Orders and we do not expect Premier Bank to be able to pay dividends to us in the near term. Moreover, we cannot predict how long the restrictions under the Orders will remain in effect. We expect that our limited access to financing arrangements and other external sources of liquidity will continue.

During 2007 and 2008, we implemented a number of strategies and sold certain assets to enhance our liquidity and capital position, including the suspension in April 2008 of dividends on our preferred stock and the deferral of interest payments on our trust preferred securities, as permitted by the terms of these securities. For a more detailed discussion of these strategies and transactions, please see Note 2, “Reporting Entity, Operations and Liquidity” and Note 32, “Subsequent Events (Unaudited),” contained in our 2007 audited consolidated financial statements. In December 2007, we engaged advisors to explore strategic options. We continue to explore strategic options to address our ongoing capital and liquidity needs, including engaging in a strategic transaction, raising capital through the issuance of common stock in private transactions and additional sales or pledges of assets. An increase in our capital through an issuance of common stock would have a dilutive effect on the existing holders of our common stock, including purchasers of common stock, and adversely affect its market price. Our ability to implement these initiatives and the costs and other terms at which such transactions may be completed are subject to risks and uncertainties as other parties may be less likely to engage in transactions with us due to our lack of current financial statements and SEC reports, the current adverse conditions in the U.S. financial markets, the restrictions imposed by the Orders, and other restrictions applicable to our business under banking regulations. In addition, while we have explored the possibility of participating in various programs developed by the U.S. Treasury, we do not currently meet certain conditions, such as the need for current financial statements, for participating in such programs. We cannot provide any assurance that we will be successful in executing any strategic transaction. The failure to implement these strategies and recapitalize the holding company would have a material adverse effect on the holding company’s financial condition.

While we believe that we have adequate cash on hand to cover the financial obligations and expenses of the holding company through the beginning of the fourth quarter of 2009, our management believes that certain initiatives will be required to generate the financial resources needed to fund holding company operations and to discharge the maturing financial obligations through the end of 2009. We cannot provide any assurance that we will ultimately be successful in implementing any of these initiatives. Further, disruptions in the credit markets or other unforeseen events could impact our access to funding sources. The failure to obtain sufficient financial resources would have a material adverse effect on R&G Financial.

Premier Bank’s access to adequate funding and its financial condition will be adversely impacted if Premier Bank is unable to maintain its “well capitalized” status.

Although Premier Bank has not completed its audited financial statements as of December 31, 2008, management believes that Premier Bank was “well capitalized” under regulatory capital standards promulgated by federal banking regulators as of December 31, 2008 and March 31, 2009. However, as a result of a charge-off in May 2009 by Premier Bank of a $50.5 million account receivable from R&G Mortgage, Premier Bank’s total risk based capital ratio could fall below the minimum to be considered a “well capitalized” institution as of June 30, 2009. Premier Bank is considering certain transactions to improve its regulatory capital position and maintain its “well capitalized” status as of June 30, 2009. We can give no assurance that Premier Bank will be able to effect these transactions or whether such transactions would be sufficient for Premier Bank to remain as a “well capitalized” bank as of June 30, 2009. If Premier Bank were unable to maintain its “well capitalized” status as of June 30, 2009, we expect that it would still meet the minimum regulatory capital requirements applicable to it in order to be considered “adequately capitalized.” For a more detailed discussion of the matters related to Premier Bank’s capital position, please see Note 22, “Regulatory Requirements” and Note 32, “Subsequent Events (Unaudited),” contained in our 2007 audited consolidated financial statements.

Premier Bank funds its operations principally with customer deposits and wholesale funding sources, including short and long term borrowings from the Federal Home Loan Bank (“FHLB”), brokered deposits and securities sold under repurchase agreements. Premier Bank has a significant amount of brokered deposits that it uses to fund its operations. Total brokered deposits as of March 31, 2009 for Premier Bank were $2.4 billion. Brokered deposits are generally considered a less stable source of funding than core retail deposits obtained by Premier Bank’s branches. If Premier Bank is unable to maintain “well capitalized” status in the future, its ability to obtain additional funding could be affected and costs of funding may increase. Specifically, as a result of being classified as “adequately capitalized,” Premier

Bank would need prior approval of the Federal Deposit Insurance Corporation (“FDIC”) to be able to accept, renew or rollover brokered deposits (including any and all deposits sold at rates of interest which are significantly higher than the prevailing rates of interest on deposits offered by other insured depository institutions in Premier Bank’s market area) and certain interest rate limits would apply to such brokered deposits. In addition, Premier Bank would pay higher insurance premiums to the FDIC, and would likely pay higher costs under its secured lines of credit with the FHLB and any repurchase and other financing agreements with other financial institutions. Such changes could have an adverse effect on Premier Bank’s operations, would reduce our earnings and would have a material adverse effect on our business, financial condition and results of operations. Although Premier Bank can seek permission from the FDIC to accept brokered deposits if it were no longer considered to be a “well capitalized” institution, the FDIC may deny permission or revoke previously granted permission, or may permit Premier Bank to accept fewer brokered deposits than the level considered desirable by Premier Bank. If Premier Bank is not able to renew or rollover its existing brokered deposits on terms satisfactory to Premier Bank or at all, its liquidity will be adversely impacted.

R&G Financial and Premier Bank are subject to the supervision and regulation of various banking regulators and entered into cease and desist orders with these regulators in March 2006, and these regulators could take further action against us or Premier Bank.

As a regulated financial services institution, our good standing with our regulators is of fundamental importance to the continuation and growth of our businesses. We are subject to supervision and regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Premier Bank is subject to extensive regulation, supervision and examination by the FDIC as its primary federal regulator, and by the Office of the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico (the “OCFI”). Regulation by these agencies is intended primarily for the protection of our depositors and the deposit insurance fund and not for the benefit of our stockholders. Premier Bank’s activities are also regulated under consumer protection laws applicable to our lending, deposit and other activities. A sufficient claim against us under these laws could have a material adverse effect on our results. Regulatory and legal requirements are subject to change. If such requirements change and become more restrictive, it would be more difficult and expensive for us to comply and could affect the way we conduct our business, which could adversely impact our operations and earnings. Additionally, we are subject to the corporate governance standards set forth in the Sarbanes-Oxley Act of 2002, as well as applicable rules and regulations promulgated by the SEC.

On March 14, 2006, our Board of Directors consented to the issuance of a Cease and Desist Order by the Federal Reserve (the “Federal Reserve Order”). The Federal Reserve Order became effective on March 16, 2006. On the same date, the Board of Directors of Premier Bank entered into a Stipulation and Consent to the Issuance of an Order to Cease and Desist with the FDIC. The FDIC Order to Cease and Desist was issued and became effective on March 16, 2006 (the “FDIC Order”). The OCFI and Premier Bank also agreed that the issuance of the FDIC Order would be binding upon the OCFI and Premier Bank with the same legal effect as if the OCFI had issued a separate order (the “OCFI Order” and, collectively with the Federal Reserve Order and the FDIC Order, the “Orders”). The Orders, among other things, prohibit Premier Bank from paying dividends to the holding company. Under the Orders, we continue to respond to inquiries and requests for documents from the Federal Reserve and our other banking regulators regarding our capital and liquidity plans and related safety and soundness concerns. The enforcement powers available to federal banking regulators include, among other things, the ability to assess civil monetary penalties, to issue cease-and-desist or removal orders, to require written agreements and to initiate injunctive actions. Federal banking regulators, in the performance of their supervisory and enforcement duties, have significant discretion and power to initiate enforcement actions for violations of laws and regulations and unsafe or unsound practices. We cannot predict whether any of these banking regulators will take any further action with respect to R&G Financial, or, if any such further action were taken, whether such action would have a material adverse effect on R&G Financial.

On April 28, 2009, Premier Bank received a letter from the FDIC indicating concerns with Premier Bank’s asset quality, earnings position, liquidity position, capital position and risk management practices relating to liquidity. The FDIC letter also indicates that in view of the heightened risk profile in Premier

Bank’s loan and other asset portfolios, poor earnings and marginal position, Premier Bank’s current capital position is inadequate. The notice requests that Premier Bank obtain the non-objection from the FDIC before engaging in any transaction that would materially change the balance sheet composition of Premier Bank, including growth in total assets of 5% or more or significant changes in funding sources, such as increasing brokered deposits or other volatile funding, as interim measures until a formal corrective action program is finalized. Additionally, prior written approval of the FDIC will be required in order for Premier Bank to issue any debt guaranteed by the FDIC under the Temporary Liquidity Guarantee Program. Any further regulatory action could have a material adverse effect on Premier Bank and on our business, financial condition and results of operations.

For a more detailed discussion of the matters related to regulatory actions, please see Note 22, “Regulatory Requirements” and Note 32, “Subsequent Events (Unaudited),” contained in our 2007 audited consolidated financial statements.

During 2008 and the first quarter of 2009, the overall credit quality of our loan portfolio continued to be affected by the sustained deterioration of the economic conditions affecting our markets, including higher unemployment levels and persistent declines in property values.

The credit quality performance of our loan portfolio has continued to be under pressure during 2008 and the first quarter of 2009 with economic concerns including higher unemployment levels and declines in property values. As a result, our non-performing assets and our allowance for loan losses have continued to increase during such periods.

Our business depends on the creditworthiness of our customers and the value of the assets securing our loans. If the credit quality of the customer base materially decreases, if the risk profile of a market, industry or group of customers changes materially, our business, financial condition, allowance levels, liquidity, capital and results of operations could be adversely affected. While we believe that our allowance for loan losses is adequate, there is no certainty that it will be sufficient to cover future credit losses in the portfolio because of continued adverse changes in the economy, market conditions or events negatively affecting specific customers, industries or markets both in Puerto Rico and the State of Florida, where we maintain a $64.6 million portfolio of land acquisition and development loans to residential real estate projects located in Central and North Florida. A substantial portion of these Florida loans are impaired. We periodically review the allowance for loan losses for adequacy considering economic conditions and trends, collateral values and credit quality indicators, including past charge-off experience and levels of past due loans and non-performing assets. Increases in the allowance for loan losses may be necessary in the future. Accordingly, a decrease in the quality of our loan portfolio could have a material adverse effect on our financial condition and results of operations. No assurance can be given that our loan portfolio will not experience further deterioration or loss.

Among other factors, an increase in our allowance for loan losses would result in a reduction in the amount of our tangible common equity. Given the focus on tangible common equity by regulatory authorities, rating agencies and the market, we may be required to raise additional capital through the issuance of common stock. We cannot assure you that we will be able to raise additional capital.

We are exposed to greater risk because a significant portion of our business is concentrated in Puerto Rico, which continues to experience an economic recession.

A significant portion of our business activities and credit exposures is concentrated in Puerto Rico. Since 2006, the Puerto Rico economy has been deteriorating and experiencing recessionary conditions.

Based on information published by the Puerto Rico Planning Board in February 2009, Puerto Rico real gross national product decreased 1.9% during the fiscal year ended June 30, 2007. The preliminary figures for the fiscal year ended June 30, 2008 are that the Puerto Rico gross national product decreased by 2.5%. The Puerto Rico Planning Board current projection for fiscal year ending June 30, 2009 is a reduction in real gross national product of 3.4%. On April 29, 2009, the Puerto Rico Planning Board revised its projections for fiscal year ending June 30, 2010, and it is now projecting an increase in real gross national product of 0.1% considering the effects of the local and U.S. government economic stimulus measures.

The decline in Puerto Rico’s economy has resulted in, among other things, a downturn in our loan originations, an increase in the level of our non-performing assets and loan loss provisions, particularly in our construction loan portfolio, an increase in the rate of foreclosure loss on mortgage loans and a reduction in the value of our loans and loan servicing portfolio, all of which have adversely affected our profitability. If the decline in economic activity continues, there could be further adverse effects on our profitability. In addition, a potential reduction in consumer spending as a result of general adverse economic conditions in Puerto Rico may also impact growth in other interest and non-interest revenue sources of R&G Financial.

The continuation or further deterioration of current economic conditions could adversely impact our business and our financial condition and results of operations.

In recent periods, United States and global markets have been very volatile, and general economic conditions have deteriorated significantly. This situation is continuing and, since the beginning of the third quarter of 2008, has continued to worsen. The impact of this situation, together with concerns regarding the financial strength of financial institutions, has led to distress in credit markets and issues relating to liquidity among financial institutions. Some financial institutions around the world have failed; others have been forced to seek acquisition partners. Given the large degree of interrelation between Puerto Rico’s economy and that of the United States, we are particularly exposed to downturns in the U.S. economy.

The United States and other countries have taken unprecedented steps to try to stabilize their respective financial systems, including investing in financial institutions. Our business and our financial condition and results of operations could be adversely affected by (1) continued or accelerated disruption and volatility in the financial markets, (2) continued capital and liquidity concerns regarding financial institutions generally, (3) limitations resulting from further governmental action in an effort to stabilize or provide additional regulation of the financial system, or (4) the continuation or worsening of current recessionary conditions.

The lack of current public financial and operating information about R&G Financial, have had, and likely will continue to have, a material adverse effect on our business and reputation, including increased regulatory requirements and scrutiny.

Although we have completed our audited financial statements for fiscal years ended December 31, 2007, 2006 and 2005, we have not yet filed with the SEC our quarterly reports on Form 10-Q for any of the fiscal quarters ended on and after March 31, 2005 or our annual reports on Form 10-K for the fiscal years ended December 31, 2005, 2006, 2007 and 2008. We expect to file these reports as soon as practicable. Until we file these reports, there will be limited public information available concerning our more recent results of operations and financial condition. The absence of more recent financial information may have a number of adverse effects on us and our securities, including the potential termination of certain material licenses, a decrease in the market price of our securities and an increase in the volatility of such market price.

The delay in producing current consolidated financial statements and periodic SEC filings has had, and in the future may continue to have, an adverse effect on our business and reputation. In addition, we believe that the negative publicity to which we have been subject as a result of our restatement and related problems has further contributed to declines in the price of our common stock, an increase in the regulatory requirements to which we are subject, and in regulatory scrutiny of our business, and could increase our cost of funds and affect our customer relationships.

We do not expect to be able to access the public capital markets until all of our filings with the SEC are up to date.

We will be unable to register our securities with the SEC to access the U.S. public securities markets until we have filed all our pending current periodic reports and financial statements with the SEC. This may preclude us from raising debt or equity financing in the public markets.

We expect to continue to incur significant expenses related to the preparation of our financial statements and our pending SEC reports.

We have devoted substantial internal and external resources to the restatement and the completion of our audited consolidated financial statements for the years ended December 31, 2007, 2006 and 2005. As a result of these efforts, we have incurred and expect that we will continue to incur significant fees and expenses for additional auditor services, financial and other consulting services, and legal services. We expect that these fees and expenses will remain significantly higher than historical fees and expenses in this category for the next several quarters as we continue to work to file our pending SEC reports and to complete our consolidated financial statements for the year ended December 31, 2008 and subsequent periods. These expenses, as well as the substantial time devoted by our management towards addressing the material weaknesses in internal control over financial reporting we identified in our Annual Report for the year ended December 31, 2004 on Form 10-K/A, could have a material adverse effect on our business, financial condition and results of operations.

Our disclosure controls and procedures and internal control over financial reporting were determined not to be effective as of December 31, 2004, as evidenced by the material weaknesses that existed in our internal controls. Our disclosure controls and procedures and internal control over financial reporting may not be effective in future periods, as a result of existing or newly identified material weaknesses in internal controls.

Our management concluded that R&G Financial’s internal control over financial reporting was not effective at December 31, 2004 as a result of several material weaknesses discussed in Item 9A of Part II of our Annual Report on Form 10-K/A filed with the SEC on November 7, 2007. Each of our material weaknesses results in more than a remote likelihood that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. As a result, we must perform extensive additional work to obtain reasonable assurance regarding the reliability of our financial statements. Even with this additional work, given the extensive material weaknesses identified, there is a risk of additional errors not being prevented or detected which could result in additional restatements. Moreover, it is reasonably possible that other material weaknesses may be identified. Although we have not completed our assessment of internal control over financial reporting for fiscal years 2005, 2006, 2007 or 2008, we expect that management will conclude that our internal control over financial reporting was not effective as of such periods. Our ability to file our periodic reports with the SEC in a timely manner may also be adversely affected by the existence of ineffective controls.

While remediation of these weaknesses has begun, we have not yet fully implemented our plan for remedying the identified material weaknesses. There can be no assurance that additional material weaknesses will not be identified in the future. Although we are committed to improving our internal control processes and we will continue to diligently review our financial reporting controls and procedures, there can be no assurance as to when the remediation plan will be fully developed and when it will be implemented. Until our remedial efforts are completed, we will continue to be at an increased risk that our financial statements could contain errors that will be undetected, and we will continue to incur significant expense and management burdens associated with the additional procedures required to prepare our consolidated financial statements.

We operate within a highly regulated industry and our business and results are significantly affected by the regulations to which we are subject; Changes in statutes and regulations could adversely affect us.

We operate within a highly regulated environment. The regulations to which R&G Financial is subject will continue to have a significant impact on our operations and the degree to which we can grow and be profitable. Certain regulators which supervise us have significant power in reviewing our operations and approving our business practices. These powers include the ability to place limitations or conditions on activities in which R&G Financial engages or intends to engage. Particularly in recent years, our businesses have experienced increased regulation and regulatory scrutiny, often requiring additional R&G Financial resources.

On February 25, 2009, President Obama called for a sweeping overhaul of Wall Street regulations, saying that big changes were necessary to avoid a repeat of the recent financial crises. It is not possible at this time to ascertain what changes will be proposed and finally adopted in connection with this proposed overhaul, and what effect, if any, these changes will have on the financial condition and results of operations of R&G Financial.

Any change in regulation, whether by regulators or as a result of legislation enacted by the United States Congress or by the Puerto Rico Legislature, or in the way such statutory or regulatory requirements are interpreted or enforced, could have an adverse impact on our operations and profitability.

Fluctuations in interest rates may impact our business.

The primary market risk affecting our business is interest rate risk, primarily fluctuations in interest rates. These rates are highly sensitive to many factors that are beyond our control, including general economic conditions and the policies of various governmental and regulatory agencies (in particular, the Federal Reserve). Changes in interest rates affect the following areas of our business:

•	The number of mortgage loans originated and purchased;

•	The interest income earned on loans and securities;

•	The interest expense paid on deposits and borrowings;

•	The value and gain on sales of loans;

•	The value of securities holdings, retained residual interests and derivative instruments that we may now or in the future hold;

•	The value of our servicing assets; and

•	The level of prepayment of loans.

Increases in interest rates reduce demand for new mortgage loan originations and refinancings.

Higher interest rates increase the cost of mortgage loans to consumers and reduce demand for mortgage loans, which negatively impacts our profits. Based on historical experience, we expect a decrease in demand for our mortgage loans as interest rates increase. Reduced demand for mortgage loans results in reduced loan originations and lower gain on sale of loans. Demand for refinancings is particularly sensitive to increases in interest rates.

Increases in short-term interest rates reduce net interest income.

R&G Financial is liability sensitive, which means that, on average, its liabilities re-price and/or mature earlier than its assets. Thus, increases in short-term interest rates reduce net interest income, which is an important part of our earnings. Net interest income is the difference between the interest we receive on our interest-earning assets and the interest we pay on our interest-bearing liabilities. Most of our interest-earning assets, like our mortgage loans and mortgage-backed securities, are long-term assets. In contrast, a large portion of our liabilities are short-term. When interest rates rise, we must pay more in interest on our short-term borrowings while interest earned on our long-term assets does not rise as quickly, which causes profits to decrease. This adverse impact on earnings is exacerbated when the slope of the yield curve flattens, that is, when short-term interest rates increase more than long-term rates.

Increases in long-term interest rates may reduce or eliminate gain on sale of mortgage loans.

If long-term interest rates increase between the time we commit to or establish an interest rate on a mortgage loan and the time we sell the loan, we may realize a reduced gain or a loss on such sale.

Increases in interest rates may reduce the value of mortgage loans and securities holdings.

Increases in interest rates may reduce the value of our financial assets and have an adverse impact on our earnings and financial condition. We own a substantial portfolio of mortgage loans, mortgage-backed securities and other debt securities, which have both fixed and adjustable interest rates. The market value of loans and securities with a fixed interest rate generally decreases when prevailing interest rates rise, which may have an adverse effect on our earnings and financial condition. In addition, the market value of loans and securities with an adjustable interest rate can be adversely affected when interest rates increase due to a lag in the implementation of repricing terms as well as due to caps, which may limit the increase in the interest rate of an obligation.

Decreases in long-term interest rates may adversely affect the value of our servicing assets.

Decreases in long-term interest rates lead to increases in the prepayment of mortgages by borrowers, which may reduce the value of our servicing assets. The servicing assets are the estimated present value of the fees that we expect to receive on the mortgages we service over their expected term. If prepayments increase above expected levels, the value of the servicing assets decreases because the amount of future fees expected to be received by us decreases. We may be required to recognize this decrease in value by taking a charge against our earnings, which would cause our profits to decrease. We believe, based on historical experience, that the amount of prepayments and related mark to market adjustments should decrease as long-term interest rates increase.

Defective and repurchased loans may harm our liquidity and financial condition.

In connection with the sale and securitization of loans in the ordinary course of business, we make a variety of customary representations and warranties regarding R&G Financial and the loans being sold or securitized. Our obligations with respect to these representations and warranties are generally outstanding for the life of the loan, and they relate to, among other things, compliance with laws and regulations, underwriting standards, the accuracy of information in the loan documents and loan file and the characteristics and enforceability of the loan.

A loan that does not comply with these representations and warranties may take longer to sell, impact our ability to obtain third-party financing for the loan, and be unsaleable or saleable only at a significant discount. If such a loan is sold before we detect non-compliance, we may be obligated to repurchase the loan and bear any associated loss directly, or we may be obligated to indemnify the purchaser against any such loss, either of which could reduce our cash available for operations and liquidity.

We seek to minimize our exposure to repurchases and losses from defective loans by using underwriting standards that ensure that loans are originated in accordance with the secondary market’s requirements or by correcting flaws, if possible, and selling or re-selling such loans. We do not maintain a reserve for possible losses related to repurchases resulting from representation and warranty violations because we do not expect any such losses to be significant. However, no assurance can be given that losses associated with defective loans will not adversely impact our results of operations or financial condition.

Disruptions in the secondary mortgage market could adversely affect our access to liquidity.

As a result of the restatement, we added approximately $2 billion in mortgage loans held for sale to our balance sheet as of December 31, 2004 as a result of the recharacterization as secured borrowings of certain mortgage loan transfers previously classified as sales. These loans were previously transferred by our subsidiaries to other financial institutions and third-party investors and include both conforming and non-

conforming mortgage loans. Certain of these loans possess adverse credit criteria. As of March 31, 2009, we maintained approximately $294.1 million of these mortgage loans held for sale on our balance sheet.

Our ability to sell the loans described above at acceptable margins has been negatively affected by a number of factors, including the current interest rate environment, relative demands for such loans and mortgage-backed securities, the cost of credit enhancements, investor perceptions of such loans and mortgage-backed securities and the risks posed by such products. The current disruption of the secondary market has impaired our ability to sell the loans described above into the secondary market, and our limited ability to sell such loans could have a material adverse effect on our liquidity, results of operations and future financial condition.

We are subject to risks in servicing loans for others.

We are also affected by mortgage loan delinquencies and defaults on mortgage loans that we service for third parties. Under certain types of servicing contracts, the servicer must advance all or part of the scheduled payments to the owner of the mortgage loan, even when mortgage loan payments are delinquent. Also, to protect their liens on mortgaged properties, owners of mortgage loans usually require the servicer to advance mortgage and hazard insurance and tax payments on schedule even though sufficient escrow funds may not be available. The servicer will generally recover its advances from the mortgage owner or from liquidation proceeds when the mortgage loan is foreclosed. However, in the interim, the servicer must absorb the cost of funds advanced during the time the advance is outstanding, and there is a risk that we may not recover such advances if we do not follow the foreclosure/claims and diligence process provided for in the regulations or servicing guidelines established by the applicable mortgage banking regulator or counterparty. Further, the servicer must bear the increased costs of attempting to collect on delinquent or defaulted mortgage loans. In addition, if a default is not cured, the mortgage loan will be cancelled as a result of foreclosure proceedings. As a consequence, we are required to forego servicing income from the time such loan becomes delinquent.

Our interest rate risk management strategy may not be effective.

We enter into derivative instruments, to a limited extent, to manage part of our exposure to interest rate risk caused by changes in interest rates. Derivatives used by us include interest rate swaps, interest rate caps and options. The derivative instruments that we may utilize also have their own risks, which include: (1) market risk, which consists of the risk that the market value of such derivative instruments may fall; (2) credit or default risk, which consists of the risk of insolvency or other inability of the counterparty to a particular transaction to perform its obligations thereunder; and (3) legal risk, which consists of the risk that we are unable to enforce certain terms of such instruments. All or any of such risks could expose us to losses. Consequently, our profitability may be adversely affected during any period as a result of the use of derivatives.

Our risk management policies and procedures may leave us exposed to unidentified or unanticipated risk, which could negatively affect us.

Management of risk requires, among other things, policies and procedures to record properly and verify a large number of transactions and events. We have devoted significant resources to develop our risk management policies and procedures and expect to continue to do so in the future. Nonetheless, our policies and procedures may not be comprehensive given current market conditions. Some of our methods for managing risk and exposures are based upon the use of observed historical market behavior or statistics based on historical models. As a result, these methods may not fully predict future exposures, which could be significantly greater than our historical measures indicate. Other risk management methods depend on the evaluation of information regarding markets, clients or other matters that is publicly available or otherwise accessible to us. This information may not always be accurate, complete, up-to-date or properly evaluated.

The preparation of our financial statements requires the use of estimates that may vary from actual results.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make significant estimates that affect our financial statements. Three of our most critical estimates are the level of the allowance for loan and lease losses, the valuation of mortgage servicing rights and the amount of our deferred tax asset. Due to the inherent nature of these estimates, we cannot provide absolute assurance that we will not significantly increase the allowance for loan and lease losses and/or sustain credit losses that are significantly higher than the provided allowance, nor that we will not recognize a significant provision for impairment of our mortgage servicing rights. If our allowance for loan and lease losses is not adequate, our business, financial condition, including its liquidity and capital, and results of operations could be materially adversely affected. Additionally, in the future, we may increase our allowance for loan and lease losses, which could have a material adverse effect on our capital and results of operations.

Damage to our reputation could damage our businesses.

Maintaining a positive reputation is critical to attract and maintain customers, investors and employees. Damage to our reputation can therefore cause significant harm to our business and prospects. Harm to our reputation can arise from numerous sources, including, among others, employee misconduct, litigation or regulatory outcomes, failing to deliver minimum standards of service and quality, compliance failures, unethical behavior, and the activities of customers and counterparties. Further, negative publicity regarding us and our subsidiaries, whether or not true, may also result in harm to our prospects.

Our common stock trades on the “pink sheets” market which does not provide investors with a meaningful degree of liquidity.

Our common stock was delisted from the New York Stock Exchange (“NYSE”) prior to the NYSE’s opening on February 22, 2007 and now trades on the “pink sheets,” an electronic quotation service for securities traded over-the-counter. Trading on the pink sheets can be sporadic and does not provide any meaningful liquidity to investors. An investor may find it difficult to dispose of shares or obtain accurate quotations as to the market value of the common stock. While we plan to seek listing of our common stock on the NYSE once we becomes current in our SEC filing obligations and meets the NYSE’s listing standards, we cannot provide assurance as to when or if we will meet those listing standards.

We may fail to attract and retain key employees and qualified management personnel.

We are dependent upon the ability and experience of a number of our key management personnel who have substantial experience with our operations, the financial services industry and the markets in which we offer our services. The loss of the services of one or more of our senior executives or key managers could have an adverse effect on our business.

Competition with other financial institutions could adversely affect our profitability.

We face substantial competition in originating loans and in attracting deposits. The competition in originating loans comes principally from other United States, Puerto Rico and foreign banks, mortgage banking companies, consumer finance companies, insurance companies and other institutional lenders and purchasers of loans. A number of institutions with which we compete have significantly greater assets, capital, name recognition and other resources. In addition, many of our competitors are not subject to the same federal regulation that governs our business. As a result, many of our competitors have advantages in conducting certain businesses and providing certain services. Increased competition could require us to increase the rates we offer on deposits or lower the rates we charge on loans, which could adversely affect our profitability.

We are also experiencing increased competition for capital. As a result of the decline in asset values experienced by financial institutions, numerous financial institutions have raised and are continuing to raise capital. This could result in an increase in the cost of available capital as investors demand greater returns.

The concentration of ownership in our stock and disparate voting rights may leave minority stockholders with little control over R&G Financial.

Shares of our Class A common stock are entitled to two votes per share and shares of our Class B Common Stock are entitled to one vote per share. At March 31, 2009, Víctor J. Galán owned all of our outstanding Class A common stock, representing 42.1% of both classes of our outstanding common stock and was entitled to exercise 59.3% of the outstanding voting rights. As a result, Mr. Galán has the power to elect and remove all of our directors and management and to determine the outcome of substantially all other matters to be decided by a vote of stockholders. Mr. Galán’s interests may not necessarily always be consistent with the interests of all other stockholders. Any future offerings of Class A common stock will dilute the voting power of the Class B Common Stock.

Certain provisions in our certificate of incorporation and bylaws have the effect of making it more difficult to change our Board of Directors, and may make our Board of Directors less responsive to stockholder control.

In addition to the amount of common stock controlled by Mr. Galán described immediately above, certain provisions of our certificate of incorporation and bylaws have the effect of making it more difficult to effect change in the composition of our Board of Directors, and may make the Board of Directors less responsive to stockholder control. Our certificate of incorporation provides that the members of our Board of Directors are divided into three classes as nearly equal as possible. At each annual meeting of stockholders, one-third of the members of the Board of Directors will be elected for a three-year term, and the other directors will remain in office until their three-year terms expire. Therefore, control of our Board of Directors cannot be changed in one year, and at least two annual meetings must be held before a majority of the members of our Board of Directors can be changed. These provisions also may tend to discourage attempts by third parties to acquire us because of the additional time and expense involved and a greater possibility of failure, and, as a result, may adversely affect the price that a potential purchaser would be willing to pay for our capital stock, thereby reducing the amount a stockholder might realize in, for example, a tender offer for our capital stock.